Exhibit 99.1

Entera Appoints Global Pharmaceutical Leader Riccardo Paolo Camisasca, M.D., as Chief Medical Officer Ahead of Planned EB613 Phase 3 Initiation

Dr. Camisasca joins Entera with 30 years of global pharmaceutical research and clinical development experience including roles at Sumitomo Pharma, Takeda, and Novartis

Appointment further strengthens Entera’s clinical execution team and late-stage development capabilities ahead of planned EB613 Phase 3 initiation

TEL AVIV, Israel, August 18, 2026 -- Entera Bio Ltd. (NASDAQ: ENTX) (“Entera” or the “Company”), a leader in the development of oral peptides, today announced the appointment of Riccardo Paolo Camisasca, M.D., as Chief Medical Officer. Dr. Camisasca is a physician, clinical pharmacologist and global pharmaceutical executive with more than 30 years of experience spanning clinical development, medical affairs, regulatory strategy and R&D leadership. Most recently, he served as Global Head of Research & Development at Sumitomo Pharma Switzerland.

“I am thrilled to welcome Riccardo to the Entera team. Riccardo’s appointment represents a further strengthening of our clinical leadership as we transition into late-stage clinical execution and advance our broader oral peptide pipeline,” said Miranda Toledano, Chief Executive Officer of Entera. “Riccardo brings the rare combination of successfully developing drugs across disparate global R&D organizations. He is thoughtful, rigorous and most importantly, immediately synergizes with our existing clinical operations and development team.”

“Entera has reached an important inflection point, with a scarce oral peptide platform, and a potentially transformational asset in EB613 as the first oral anabolic treatment for osteoporosis,” said Dr. Camisasca. “I have spent my career advancing medicines through increasingly complex stages of clinical development, and I believe Entera has built a strong foundation for its next phase of growth. I look forward to working with Miranda and the team to execute the EB613 Phase 3 program with the discipline required for registrational development and to help translate the potential of Entera’s broader pipeline into meaningful therapies for patients.”

Dr. Camisasca is a physician with more than 30 years of experience spanning clinical development, medical affairs, regulatory strategy and R&D leadership. Most recently, he served as Global Head of Research & Development at Sumitomo Pharma Switzerland, where he led the integration of the R&D organizations across Urovant, Enzyvant, Altavant, and Myovant. In that role he was responsible for clinical development, global trial execution and strategic alliance management across all four portfolios. Previously, he led the clinical development and medical affairs divisions at Bial, where he managed a team of approximately 90 people. He has also held a series of positions of increasing responsibility at Syneos Health, Takeda and Novartis. Over his career, Dr. Camisasca has worked across the development continuum, from clinical pharmacology and early development through Phase 3 studies and commercialization, with therapeutic experience spanning cardiovascular and metabolic diseases, obesity, rare diseases, neuroscience, urology and women’s health. Earlier in his career, Dr. Camisasca spent approximately 10 years as a physician and researcher at San Raffaele Hospital in Milan, including work in endocrinology and metabolic disease. He earned his Medical Degree with honors and specialized in Clinical Pharmacology at the University of Milan.

About EB613

Substantial evidence supports the efficacy of anabolic therapies over anti-resorptive agents for lowering fracture risk in osteoporosis patients at high risk. However, all available anabolic therapies are administered by subcutaneous (SC) injection and used in a minority of eligible patients. Entera’s EB613 program (oral PTH(1-34), teriparatide) is being developed as the first oral, once-daily anabolic tablet treatment for osteoporosis. Entera completed a Phase 2, 6-month, 161-patient, placebo-controlled study that met all biomarker and BMD endpoints without significant safety concerns in women with postmenopausal osteoporosis or low BMD (JBMR 2024). EB613 produced rapid dose-proportional increases in biochemical markers of bone formation, reductions in markers of bone resorption, and increases in lumbar spine, total hip, and femoral neck BMD. The effects of EB613 on trabecular and cortical bone using 3D-DXA showed increases with EB613 compared to placebo on a variety of indices, including integral volumetric BMD and trabecular volumetric BMD, cortical thickness, and cortical surface BMD. Mechanistically, the findings suggest that bone strengthening and fracture resistance may occur rapidly with EB613. Furthermore, the data are consistent with that of published subcutaneous teriparatide at the 6-month time point.

About Entera

Entera is a clinical stage company focused on developing oral peptide and protein replacement therapies for significant unmet medical needs where an oral tablet form holds the potential to transform the standard of care. The Company leverages a disruptive and proprietary technology platform (N-Tab®) and its pipeline of first-in-class oral peptide programs. The Company’s most advanced product candidate, EB613 (oral PTH(1-34)), is being developed as the first oral, osteoanabolic (bone building) once-daily tablet for osteoporosis. A placebo-controlled, dose-ranging Phase 2 study of EB613 tablets (n = 161) met primary (PD/bone turnover biomarker) and secondary endpoints (BMD). Entera is also developing the first oral Long Acting PTH(1-34) tablet as a replacement therapy for patients with hypoparathyroidism (EB612), the first oral oxyntomodulin, a dual targeted GLP1/glucagon peptide tablet for the treatment of obesity and metabolic syndromes; and the first oral GLP-2 tablet as an injection-free alternative for patients suffering from rare malabsorption conditions such as short bowel syndrome in collaboration with OPKO Health, Inc. For more information on Entera, visit www.enterabio.com or follow us on LinkedIn, Twitter, and Facebook.

Cautionary Statement Regarding Forward Looking Statements

Various statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our prospects, plans, financial position, business strategy, clinical development activities, collaboration arrangements and expected financial and operational results are forward-looking statements. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Important factors that could cause actual results to differ materially from those reflected in Entera’s forward-looking statements include, among others: changes in the interpretation of clinical data; results of our clinical trials; the FDA’s interpretation and review of our results from and analysis of our clinical trials; unexpected changes in our ongoing and planned preclinical development and clinical trials, the timing of and our ability to make regulatory filings and obtain and maintain regulatory approvals for our product candidates; the potential disruption and delay of manufacturing supply chains; loss of available workforce resources, either by Entera or its collaboration and laboratory partners; impacts to research and development or clinical activities that Entera may be contractually obligated to provide; overall regulatory timelines; the size and growth of the potential markets for our product candidates; the scope, progress and costs of developing Entera’s product candidates; Entera’s reliance on third parties to conduct its clinical trials; Entera’s ability to establish and maintain development and commercialization collaborations; Entera’s operation as a development stage company with limited operating history; Entera’s competitive position with respect to other products on the market or in development for the treatment of osteoporosis, hypoparathyroidism, short bowel syndrome, obesity, metabolic conditions and other disease categories it pursues; Entera’s ability to continue as a going concern absent access to sources of liquidity; Entera’s ability to obtain and maintain regulatory approval for any of its product candidates; Entera’s ability to comply with Nasdaq’s minimum listing standards and other matters related to compliance with the requirements of being a public company in the United States; Entera’s intellectual property position and its ability to protect its intellectual property; and other factors that are described in the “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Entera’s most recent Annual Report on Form 10-K filed with the SEC, as well as Entera’s subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There can be no assurance that the actual results or developments anticipated by Entera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Entera. Therefore, no assurance can be given that the outcomes stated or implied in such forward-looking statements and estimates will be achieved. Entera cautions investors not to rely on the forward-looking statements Entera makes in this press release. The information in this press release is provided only as of the date of this press release, and Entera undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Company Contact:

IR@enterabio.com